EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1/A of Piedmont Community Bank Group, Inc., of our report dated March 27, 2007, except for Note 15 as to which the date is April 19, 2007, relating to our audit of the consolidated financial statements of Piedmont Community Bank, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia

March 7, 2008